REID & PRIEST LLP
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                               NEW YORK, NY 10019-4097
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                                                           Exhibit 5.2



                                                New York, New York
                                                October 16, 1997


             PP&L Resources, Inc.
             Two North Ninth Street
             Allentown, Pennsylvania  18101

             PP&L Capital Funding, Inc.
             Two North Ninth Street
             Allentown, Pennsylvania 18101


             Ladies and Gentlemen:

                       We are acting as special counsel for PP&L Capital
             Funding, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and PP&L Resources, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Guarantor"), in connection with (i) the proposed issuance and sale from time to time of up to $400,000,000 in aggregate principal amount of the Company's Debt Securities (the "Debt Securities") and (ii) the Guarantees by the Guarantor as to payment of principal, interest and premium, if any, on such Debt Securities (the "Guarantees"), such Debt Securities and such Guarantees to be issued under an Indenture (the "Indenture"), of the Company and the Guarantor to The Chase Manhattan Bank, as trustee (the "Trustee"), all as contemplated by the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by the Company with the Securities and Exchange Commission on or about the date hereof for the registration of the Debt Securities and the Guarantees under the Securities Act of 1933, as amended (the "Act"), and for the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                       We have examined such corporate records,
             certificates and other documents and have reviewed such questions of law as we have considered necessary or appropriate for purposes of the opinions expressed below. Based on such examination and review, we advise you as follows:

                       We are of the opinion that the Company is a
             corporation duly organized and validly existing under the laws of the State of Delaware.

                       We are further of the opinion that the Debt
             Securities will be legal, valid and binding obligations of the Company and that the Guarantees will be legal, valid and binding obligations of the Guarantor, each enforceable in accordance with its terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity, when:

                       (a) the Registration Statement, as it may be amended, shall have become effective under the Act, and the Indenture shall have become qualified under the Trust Indenture Act;

                       (b) the Company's Board of Directors, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the Company's issuance of the Debt Securities on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and the exhibits thereto, and to authorize the proper officers of the Company and Guarantor to take such other action as may be necessary in connection with the consummation of the issuance and sale of the Debt Securities from time to time;

                       (c) the Company, the Guarantor and the Trustee shall have each executed and delivered the Indenture;

                       (d) the Company shall have duly established the terms of the Debt Securities and executed the Debt Securities in accordance with the applicable provisions of the Indenture and all necessary corporate authorizations;

                       (e) the Guarantor shall have duly executed and delivered the Guarantees in accordance with the applicable provisions of the Indenture and all necessary corporate authorizations;

                       (f) the Trustee shall have duly authenticated the Debt Securities and the Guarantees endorsed thereon, in accordance with the applicable provisions of the Indenture; and

                       (g)  the Company shall have issued, sold and
                  delivered the Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

                       The foregoing opinions do not pass upon the
             matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Debt Securities by any underwriters or agents. We hereby authorize and consent to the use of this opinion as Exhibit 5.2 to the Registration Statement, and authorize and consent to the reference to our firm in the Registration Statement and in the prospectus constituting a part thereof.

                       We are members of the New York Bar and do not
             hold ourselves out as experts on the laws of any other state. As to matters of Delaware law we have examined or caused to be examined such documents and satisfied ourselves as to such matters of law as we have deemed necessary in order to render this opinion. As to all matters governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of even date herewith of Michael A. McGrail, Senior Counsel of PP&L, Inc., the Guarantor's principal subsidiary, which is being filed as Exhibit 5.1 to the Registration Statement.

                       In rendering his opinion, Mr. McGrail may rely
             upon this opinion as to all matters of New York law addressed herein as if this opinion were addressed directly to him. Except as aforesaid, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                              Very truly yours,

                                              /s/ Reid & Priest LLP

                                              REID & PRIEST LLP